The JPM Institutional Funds
                            6 St. James Avenue, 9th Floor
                             Boston, Massachusetts 02116
                                   (617) 423-0800

                                                       June 30, 1993


The Diversified Portfolio
Elizabethan Square, 2nd Floor
P.O.Box 268
George Town, Grand Cayman, BWI

Ladies and Gentlemen:

     With respect to our purchase from you, for the account of The JPM Institutional Diversified Fund, (an "Initial Interest"), at the purchase price of $100,000 of an initial beneficial interest in The Diversified Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

     The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.


                                      Very truly yours,



                                      THE JPM INSTITUTIONAL FUNDS


                                      /s/ James B. Craver
                                          James B. Craver
                                          Secretary and Treasurer








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                                                       June 30, 1993


The Diversified Portfolio
Elizabethan Square, 2nd Floor
P.O.Box 268
George Town, Grand Cayman, BWI

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100 of an initial beneficial interest (an "Initial Interest") in The Diversified Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

     The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.






                                    Very truly yours,

                                    SIGNATURE FINANCIAL GROUP, INC.


                                     /s/ Linwood C. Downs
                                         Linwood C. Downs
                                         Treasurer (Director of Finance
                                         and Administration)